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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2000 relating to the consolidated financial statements which appear in the 1999 Annual Report to Shareholders of Alabama National BanCorporation, which is incorporated by reference in Alabama National BanCorporation's Annual Report on Form 10-K for the year ended December 31, 1999.


                                    /s/ PricewaterhouseCoopers, LLP

Birmingham, Alabama
October 10, 2000